Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-138257

PROSPECTUS SUPPLEMENT NO. 24

DATED AUGUST 4, 2008

(To Prospectus Dated November 17, 2006)

BIOVEST INTERNATIONAL, INC.

18,000,000 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated November 17, 2006, of Biovest International, Inc. (the “Company”) as supplemented by Supplement No. 23 thereto dated July 14, 2008, Supplement No. 22 thereto dated June 6, 2008, Supplement No. 21 thereto dated May 16, 2008, Supplement No. 20 thereto dated April 17, 2008, Supplement No. 19 thereto dated February 15, 2008, Supplement No. 18 thereto dated February 7, 2008, Supplement No. 17 thereto dated January 28, 2008, Supplement No. 16 thereto dated January 22, 2008, Supplement No. 15 thereto dated December 31, 2007, Supplement No. 14 thereto dated December 31, 2007, Supplement No. 13 thereto dated November 2, 2007, Supplement No. 12 thereto dated October 18, 2007, Supplement No. 11 thereto dated September 11, 2007, Supplement No. 10 thereto dated August 15, 2007, Supplement No. 9 thereto dated June 29, 2007, Supplement No. 8 thereto dated June 14, 2007, Supplement No. 7 thereto dated May 15, 2007, Supplement No. 6 thereto dated April 19, 2007, Supplement No. 5 thereto dated March 28, 2007, Supplement No. 4 thereto dated February 14, 2007, Supplement No. 3 thereto dated January 19, 2007, Supplement No. 2 thereto dated December 29, 2006 and Supplement No. 1 thereto dated December 14, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 23 thereto. The Prospectus relates to the public sale, from time to time, of up to 18,000,000 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 23.

This prospectus supplement includes the attached Form 8-K filed on August 1, 2008, as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated November 17, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2008, and effective as of June 30, 2008, Biovest International, Inc. (the “Company”) entered into an agreement with Pulaski Bank and Trust Company of St. Louis, MO (“Pulaski”) to extend the maturity date of the Promissory Notes with Pulaski (the “Pulaski Notes”) through September 30, 2008 (the “Extension”). In consideration for the Extension, the Company agreed to reduce the principal balance of the Pulaski Notes by making a principal payment in the amount of $50,000 within sixty days and issuing to Pulaski 50,000 shares of the Company’s unregistered Common Stock. Copies of the extended Pulaski Notes are attached as Exhibits hereto.

On July 31, 2008, the Company entered into an agreement (the “Extension Agreement”) with Laurus Master Fund, Ltd. (“Laurus”) and its affiliates, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp. and PSource Structured Debt Limited (collectively, the “Valens Funds”) to extend the maturity date of all Notes from the Company to Laurus and the Valens Funds through July 31, 2009 (the “Maturity Date”). In addition, Laurus has agreed to eliminate the requirement that the Company make any amortizing principal payments prior to the Maturity Date and to eliminate from the Notes the requirements for future default payment. In consideration for the Extension, the Company has agreed to pay to Laurus and the Valens Funds on July 31, 2009 or earlier if the principal of the Notes is paid earlier the aggregate sum of $4,404,328.55. In addition, the interest rate on the principal balance of the Notes was increased by 20% per annum, with the increased interest payable on the Maturity Date. The Company has further agreed to use proceeds received from any future strategic arrangement to pay off or reduce the balance on the Notes, after provision for transaction costs, royalties, a twelve month operating reserve and a reserve for any product development or other requirement of the strategic partner as approved by Laurus. Copies of the Extension Agreement documents are attached as Exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: August 1, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note dated as of June 30, 2008, between Biovest International, Inc. (“Biovest”) and Pulaski Bank and Trust Company. (“Pulaski”).

10.2	Promissory Note dated as of June 30, 2008, between Biovest and Pulaski.

10.3	Amendment Agreement dated July 31, 2008 between Biovest and Laurus Master Fund, Ltd., Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC and PSource Structured Debt Limited.

10.4	Reaffirmation and Ratification Agreement dated July 31, 2008 between Biovest, Biovax, Inc., AutovaxID, Inc., Biolender LLC, Biolender II, LLC, Accentia Biopharmaceuticals, Inc. and Revimmune LLC and LV Administrative Services, Inc., as Agent, Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., PSource Structured Debt Limited

EXHIBIT 10.1

PROMISSORY NOTE

Principal $600,000.00	Loan Date 06-30-2008	Maturity 09-30-2008	Loan No 600-7010984	Call / Coll	Account 1206	Officer 008	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item,

Any item above containing ***** has been omitted due to text length limitations.

Borrower:	BIOVEST INTERNATIONAL INC.	Lender:	PULASKI BANK
	324 South Hyde Park Avenue, Suite 350		12300 OLIVE BLVD
	Tampa, FL 33606		ST LOUIS, MO 53141

Principal Amount: $600,000.00                                                                                                           Date of Note: June 30, 2008

PROMISE TO PAY. BIOVEST INTERNATIONAL INC. (“Borrower”) promises to pay to PULASKI BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Hundred Thousand & 00/100 Dollars ($600,000.00), together with interest on the unpaid principal balance from June 30, 2008, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $600,000.00 plus interest on September 30, 2008. This payment due on September 30, 2008, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 30, 2008, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest: then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an Independent index which is the Wall Street Journal Prime Rate of Interest. This is the base rate on corporate loans posted by at least 75% of the nations largest banks (the “Index”). The Index is not necessarily the lowest rate changed by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate equal to the Index, rounded to the nearest percent, resulting in an Initial rate of 5.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may without penalty all or a portion of the amount owned earlier than it is due. Early payments will not, unless agreed to by lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrows will remain obligated to pay any further amount owned to lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “Payment in full” of the amount owned or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PULASKI BANK, 12300 OLIVE BLVD, ST LOUIS, MO 63141.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is loss.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 2,000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or any Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by Judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender manias or a surety bond for the creditor or forfeiture proceeding. In an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the proceeding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity at, or liability under, any guaranty of the indebtness evidenced by this Note.

Change in Ownership. Any change in Ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender Believes the prospect of payment of performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonable practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect; this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court cases, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of

PROMISSORY NOTE
Loan No: 600-7010984	(Continued)	Page 2

the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the course of ST LOUIS County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone also and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

FINANCIAL STATEMENT REQUIREMENTS. Borrower Financial Statements and Tax Returns to be provided annually or at any other time as requested by Lender

Borrower further agrees to provide or cause to be provided to Lender, personal financial statements and personal tax returns for all Guarantors of any Promissory Note from Borrower to Lender

The above to be certified by Borrower’s as true and correct. Failure to provide above information within 120 days, shall be construed a term at default and subject to Lender’s remedies.

CONDITIONS OF NOTE RENEWAL AND ACCEPTANCE. Borrower acknowledges and agrees that this renewal note, as well as the renewal for the related note #600.7011175 from Borrower to Lender, will only be accepted by Lender subject to receipt of the following items:

By executing the Notes and presenting them to Lender, Borrower agrees that $50,000.00 will be paid down on the total debt of Borrower to Lender within 60 days of the date of Notes, and

50,000 unregistered shares of stock of Biovest International will be paid to Lender as the fee for the loan extinctions.

PRIOR NOTE. This note represents a renewal of a Promissory Note under the same loan number dated DECEMBER 31, 2007.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s hairs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER/S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BIOVEST INTERNATIONAL INC.

By:	/s/ Steven Arikian
Steven Arikian, M.D., Chairman and CEO of
BIOVEST INTERNATIONAL INC.

EXHIBIT 10.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Coll/Coll	Account	Officer	Initials
$450,000.00	06-30-2008	09-30-2008	600-7011175		1206	008

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Borrower:	BIOVEST INTERNATIONAL INC.	Lender:	PULASKI BANK
	324 South Hyde Park Avenue, Suite 350		12300 OLIVE BLVD
	Tampa, FL 33606		ST LOUIS, MO 63141

Principal Amount: $450,000.00                                                                                                           Date of Note: June 30, 2008

PROMISE TO PAY, BIOVEST INTERNATIONAL INC. (“Borrower” ) promises to pay to PULASKI BANK (“Lander”) or order , in lawful money of the United States of America, the Principal amount of Four Hundred Fifty Thousand & 00/100 Dollars ($450,000,00), together with interest on the unpaid principal balance from June 30, 2008, until paid in full.

PAYMENT, Borrower will pay this loan in one principal payment of $450,000,00 plus Interest on September 30,2008. This payment due on September 30, 2008, will be for all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 30, 2008, with all subsequent Interest payments to be due on the same day of each moth after that. Unless otherwise agreed or required by applicable law, payment will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lander at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate of Interest. This is the base rate on corporate loan posted by at least 75% of the nation’s largest banks (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell the Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower Understand that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate to the Index, rounded to the nearest percent, resulting in on initial rate of 5.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All Interest payable under this Note is computed using this method.

PREPAYMENT, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payment marked “paid in full”,” without resources”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owned to Lender. All written communications concerning disputed amounts, Including any check or other payment instrument that indicates that the payment constitute “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PULASKI BANK, 12300 OLIVE BLVD.ST LOUIS, MO 63141.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, Including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided In this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin been no default. However, in no event will the interest rate exceed the maximum Interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Default. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Credit or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the proceeding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If Not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of

PROMISSORY NOTE
Loan No: 600-7011175	(Continued)	Page 2

the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ST. LOUIS County, State of Missouri.

DISHONORED ITEM FEE, Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by application law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

FINANCIAL STATEMENT REQUIREMENTS. Borrower Financial Statements and Tax Returns to be provided annually or at any other time as requested by Lender.

Borrower further agrees to provide or cause to be provided to Lender, personal financial statements and personal tax returns for all Guarantors of any Promissory Note from Borrower to Lender.

The above to be certified by Borrower’s as true and correct. Failure to provide above information within 120 days, shall be construed a term of default and subject to Lender’s remedies.

CONDITIONS OF NOTE RENEWAL AND ACCEPTANCE. Borrower acknowledges and agrees that this renewal note, as well as the renewal for the related note #000-7010984 from Borrower to Lender, will only be accepted by Lender subject to receipt of the following items:

By executing the Notes and presenting them to Lender, Borrower agrees that $50,000.00 will be paid down on the total debt of Borrower to Lender within 60 days of the date of Notes, and

50,000 unregistered sheers of stock of Biovest international will be paid to Lender as the fee for the loan extensions.

PRIOR NOTE . This note represents a renewal of a promissory Note under the same loan number dated DECEMBER 31, 2007.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this note without losing them. Borrower and any other person who signs guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who sings this Note, whether as maker , guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligation under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT . TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT. ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS, BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
BIOVEST INTERNATIONAL INC.

By:	/s/ Steven Arikian
Steven Arikian Chairman and CEO of BIOVEST INTERNATIONAL INC.

EXHIBIT 10.3

LAURUS MASTER FUND, LTD.

VALENS OFFSHORE SPV I, LTD.

VALENS OFFSHORE SPV II, CORP.

VALENS U.S. SPV I, LLC

PSOURCE STRUCTURED DEBT LIMITED

c/o Valens Capital Management, LLC

and Laurus Capital Management, LLC

335 Madison Avenue, 10th Floor

New York, New York 10017

July 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attn:    Chief Financial Officer

Re:	Amendment Agreement

Ladies and Gentlemen:

Reference is made to (a) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Laurus Purchase Agreement”) by and between Laurus Master Fund, Ltd. (“Laurus”) and Biovest International, Inc. (“Biovest”); (b) that certain Secured Promissory Note dated March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “ Laurus March 2006 Note”) in the original principal amount of $7,799,000 issued by Biovest in favor of Laurus; (c) the Related Agreements (as defined in the March 2006 Laurus Purchase Agreement); (d) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and Biovest; (e) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US October 2007 Note”) in the original principal amount of $245,000 issued by Biovest in favor of Valens US; (f) the Related Agreements (as defined in the October 2007 Valens US Purchase Agreement); (g) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore II Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and Biovest; (h) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II October 2007 Note”) in the original principal amount of $255,000 issued by Biovest in favor of Valens Offshore II; (i) the Related Agreements (as defined in the October 2007 Valens Offshore II Purchase Agreement); (j) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and Biovest; (k) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US December 2007 Note”) in the original principal amount of $4,900,000 issued by Biovest in favor of Valens US; (l) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement); (m) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore II Purchase Agreement”) by and between Valens Offshore II and Biovest; (n) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II December 2007 Note”, and collectively with the Laurus March 2006 Note, the Valens US October 2007 Note, the Valens Offshore II October 2007 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note, the “Existing Notes”) in the original principal amount of $3,600,000 issued by Biovest in favor of Valens Offshore II; and (o) the Related Agreements (as defined in the December 2007 Valens Offshore II Purchase Agreement) (the documents, instruments and agreements identified in clauses (a) through (o), collectively, the “Documents”). Pursuant to one or more instruments of assignment, Laurus, Valens US and Valens Offshore II have, from time to time, assigned some or all of their respective rights, title and interest in certain of the Documents and all collateral security therefor to Valens Offshore I, Ltd (“Valens Offshore I”) and PSource Structured Debt Limited (“PSource”, and together with Laurus, Valens US, Valens Offshore I and Valens Offshore II, collectively, the “Creditor Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Existing Notes, as applicable.

Biovest has requested that the Creditor Parties (i) extend the Maturity Date of each of the Existing Notes to July 31, 2009 and (ii) eliminate the requirement that Biovest make amortizing monthly payments of principal with respect to the Laurus March 2006 Note, and the Creditor Parties are willing to do so on the terms and conditions hereinafter set forth.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest and the Creditor Parties hereby agree to, and acknowledge, the following:

The Maturity Date under each of the Existing Notes is hereby extended to July 31, 2009.

Section 1.4 of the Laurus March 2006 Note is deleted and replaced in its entirety with the following:

“Principal Repayment. The entire outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”

Section 1.1 of each of the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note is deleted and replaced in its entirety with the following:

“Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to thirty percent (30%) per annum (the “Contract Rate”). Interest shall be calculated on the basis of a 360 day year. Interest in the amount of ten percent

(10%) per annum on the Principal Amount shall be payable monthly, in arrears, commencing on September 1, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. Interest in the amount of twenty percent (20%) per annum on the Principal Amount shall accrue and shall be payable on the Maturity Date, whether by acceleration or otherwise, and as part of any prepayment of the Principal Amount required pursuant to the terms hereof or in any Related Agreement.

Section 3.3 of each of the Existing Notes is deleted and replaced in its entirety with the following:

“Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall equal 100% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. For clarification, the Default Payment shall not result in a premium above the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.”

In consideration of the Creditor Parties’ agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest hereby agrees to pay to the Creditor Parties the aggregate sum of $4,404,328.55 (the “Payment”) with respect to the outstanding principal amount evidenced by the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note. The Payment shall be deemed fully earned on the date hereof and shall be paid ratably to the holders of the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note at such time as Biovest is required to repay any or all of the outstanding principal balance evidenced by the Laurus March 2006 Note, the Valens US December 2007 Note and/or the Valens Offshore II December 2007 Note in accordance with the terms of the Documents, as amended hereby, whether at the Maturity Date (as defined in the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note), upon acceleration, prepayment or otherwise.

Biovest has informed the Creditor Parties that it, and/or one or more of its subsidiaries, may enter into a licensing arrangement or other arrangement with a third party (each, a “Third Party Arrangement”) to provide for the manufacture, distribution, sale and/or commercialization of its proprietary product, BiovaxID, and in consideration of the Creditor Parties’ agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest hereby agrees that it shall, and shall cause each of its applicable subsidiaries to, (i) provide the Creditor Parties with not less than five (5) Business Days prior written notice of its intention to enter into any such Third Party Arrangement and shall provide the Creditor Parties with such information concerning such Third Party Arrangement as the Creditor Parties reasonably request, (ii) immediately prepay the Existing Notes with the proceeds of all up-front licensing fees and other amounts (net of contractually required royalties and expenses approved by the Creditor Parties in their reasonable discretion) paid by such third party in connection with the parties entering into such Third Party Arrangement, less certain amounts requested by Biovest, and approved by the Creditor Parties in their reasonable discretion, for working capital necessary for Biovest and its Subsidiaries over the immediately following twelve (12) month period including amounts necessary for activities required by such Third Party Arrangement, all as demonstrated to the Creditor Parties by written projections in form and substance acceptable to Creditor Parties and (iii) within one (1) Business Day of entering into such Third Party Arrangement, provide Creditor Parties with true and correct copies of all fully executed documentation relating to such Third Party Arrangement and such evidence of the amount of all licensing fees and other consideration paid or payable by the applicable third party in connection with such Third Party Arrangement as is reasonably requested by the Creditor Parties. All amounts so prepaid may be applied to the Obligations by the Creditor Parties in such manner as the Creditor Parties may elect in their sole discretion. Nothing contained herein shall constitute Creditor Parties’ consent to any Third Party Arrangement which would otherwise be prohibited by the terms of any of the Documents. It is understood that after all Obligations (as defined in the Documents) have been indefeasibly satisfied in full, Creditor Parties shall thereafter no longer by entitled to receive any additional proceeds otherwise required to be paid to Creditor Parties pursuant to this paragraph, it being further understood that nothing contained herein shall constitute a waiver of, or otherwise be deemed to modify, any Creditor Party’s rights to receive royalties or any other sums payable to any Creditor Party pursuant to the terms of any other agreement, document or instrument between Biovest and/or any of its subsidiaries or affiliates, on the one hand, and any Creditor Party, on the other hand.

This letter agreement shall become effective upon execution by each of the Creditor Parties and receipt by the Creditor Parties of (a) a copy of this letter agreement duly executed by Biovest, (b) a Reaffirmation and Ratification Agreement (the “Reaffirmation Agreement”) in form and substance satisfactory to the Creditor Parties duly executed by Biovest, Biovax, Inc., Autovaxid, Inc., Biolender LLC, Biolender II, LLC, Revimmune LLC and Accentia Biopharmaceuticals, Inc. (collectively, the “Reaffirming Guarantors”) and (c) certified copies of (i) resolutions of the board of directors of Biovest authorizing Biovest to enter into this letter agreement and all other documents, instruments and agreements required by the Creditor Parties in connection herewith and (ii) resolutions of the board of directors, managers and/or members of each Reaffirming Guarantor authorizing them to enter into the Reaffirmation Agreement.

The Creditor Parties and Biovest agree that, as of the date hereof, the outstanding principal balance of the Existing Notes are as follows:

Laurus March 2006 Note— principal balance of $5,681,095.16;

Valens US October 2007 Note— principal balance of $245,000;

Valens Off Shore II October 2007 Note— principal balance of $255,000;

Valens US December 2007 Note— principal balance of $4,900,000;

Valens Off Shore II December 2007 Note— principal balance of $3,600,000;

Total principal balance of all Existing Notes—principal balance of $14,681,095.16

Except as specifically amended herein, the Documents and all other documents, instruments and agreements entered into in connection therewith (the “Other Documents”) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of any Document or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

Biovest shall pay all of the Creditor Parties’ out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel, in connection with (x) the preparation, execution and delivery of this letter agreement and all instruments, documents and agreements related hereto, and (y) in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this letter agreement and/or any instrument, document or agreement related hereto. Biovest shall also pay all of the Creditor Parties’ reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this letter agreement or any instrument, document and/or agreement related hereto and (b) the Creditor Parties’ obtaining performance of the obligations under this letter agreement and any instrument, document and/or agreement related hereto. All such costs and expenses shall be payable on demand and shall be secured by the Collateral (as defined in the Documents).

From and after the execution and delivery hereof by the parties hereto, this letter shall constitute a Related Agreement for all purposes of the Documents. Biovest’s failure to timely perform any of its obligations hereunder shall constitute a default and any Event of Default under each of the Documents.

[Remainder of Page Intentionally Left Blank]

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

		By:	/s/ Soondra Appavoo
		Name:	Soondra Appavoo
		Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

EXHIBIT 10.4

REAFFIRMATION AND RATIFICATION AGREEMENT

July 31, 2008

LV Administrative Services, Inc., as Agent

Laurus Master Fund, Ltd.

Valens U.S. SPV I, LLC

Valens Offshore SPV I, Ltd.

Valens Offshore SPV II, Corp.

PSource Structured Debt Limited

c/o Valens Capital Management, LLC

and Laurus Capital Management, LLC

355 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Laurus Purchase Agreement”) by and between Laurus Master Fund, Ltd. (“Laurus”) and Biovest International, Inc. (“Biovest”); (b) that certain Secured Promissory Note dated March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “ Laurus March 2006 Note”) in the original principal amount of $7,799,000 issued by Biovest in favor of Laurus; (c) the Related Agreements (as defined in the March 2006 Laurus Purchase Agreement); (d) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and Biovest; (e) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US October 2007 Note”) in the original principal amount of $245,000 issued by Biovest in favor of Valens US; (f) the Related Agreements (as defined in the October 2007 Valens US Purchase Agreement); (g) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore II Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and Biovest; (h) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II October 2007 Note”) in the original principal amount of $255,000 issued by Biovest in favor of Valens Offshore II; (i) the Related Agreements (as defined in the October 2007 Valens Offshore II Purchase Agreement); (j) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and Biovest; (k) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US December 2007 Note”) in the original principal amount of $4,900,000 issued by Biovest in favor of Valens US; (l) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement); (m) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore II Purchase Agreement”)

by and between Valens Offshore II and Biovest; (n) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II December 2007 Note”, and collectively with the Laurus March 2006 Note, the Valens US October 2007 Note, the Valens Offshore II October 2007 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note, the “Existing Notes”) in the original principal amount of $3,600,000 issued by Biovest in favor of Valens Offshore II; (o) the Related Agreements (as defined in the December 2007 Valens Offshore II Purchase Agreement); (p) that certain Guaranty dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Subsidiary Guaranty”) by Biovax, Inc., a Florida corporation (“Biovax”), AutovaxID, Inc., a Florida corporation (“AutovaxID”), Biolender, LLC, a Delaware limited liability company (“Biolender I”) and Biolender II, LLC, a Delaware limited liability company (“Biolender II”; and together with Biovax, AutovaxID and Biolender I, collectively, the “Subsidiary Guarantors”) in favor of LV Administrative Services, Inc., as agent (the “Agent”), Valens US and Valens Offshore II; (q) that certain Guaranty dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Parent Guaranty”) by Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Parent Guarantor”), in favor of Agent, Valens US and Valens Offshore II; (r) that certain Limited Guaranty dated as of January 31, 2008 (as amended, supplemented, restated or modified from time to time, the “Limited Guaranty”) by Revimmune LLC (“Limited Guarantor”; and together with Subsidiary Guarantors and Parent Guarantor, collectively, the “Guarantors”) in favor of Agent, Valens US and Valens Offshore II and (s) that certain Master Security Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Master Security Agreement”) among Biovest, Subsidiary Guarantors and Agent (the documents identified in clauses (a) through (s), collectively, the “Existing Loan Agreements”). Pursuant to one or more instruments of assignment, Laurus, Valens US and Valens Offshore II have, from time to time, assigned some or all of their respective rights, title and interest in certain of the Existing Loan Agreements and all collateral security therefor to Valens Offshore I, Ltd (“Valens Offshore I”) and PSource Structured Debt Limited (“PSource”, and together with Laurus, Valens US, Valens Offshore I and Valens Offshore II, collectively, the “Creditor Parties”).

To induce the Creditor Parties to enter into that certain letter agreement, dated as of the dated hereof, among Biovest and the Creditor Parties (as amended, modified or supplemented from time to time, the “Amendment”), amending, among other things, the maturity dates of the Existing Notes and the amortization schedules of certain of the Existing Notes, Biovest and each Guarantor hereby:

a. represents and warrants to Agent and each Creditor Party that it has reviewed and approved the terms and provisions of the Amendment and the documents, instruments and agreements entered into in connection therewith;

b. acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in each of the Existing Loan Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment;

2

c. represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Loan Agreements;

d. acknowledges, ratifies and confirms: (i) the grant by Biovest and each Subsidiary Guarantor to Agent and each Creditor Party of a security interest in the assets of (including the equity interests owned by) Biovest and each Subsidiary Guarantor, respectively, as more specifically set forth in the Existing Loan Agreements, as applicable (the “Security Interest Grants”), (ii) that the Security Interest Grants secure all the Obligations (as defined in the Existing Loan Agreements), including, without limitation, all obligations owing under and in respect of the Amendment and the Additional Interest Notes (as defined in the Amendment), and (iii) to the extent not otherwise granted under the Existing Loan Agreements, Biovest and each Subsidiary Guarantor hereby assigns, pledges and grants to Agent and each Creditor Party a continuing security interest in all Collateral (as defined in the Existing Loan Agreements), whether now owned or existing or hereafter acquired or arising and where-so-ever located to secure all the Obligations (as defined in the Existing Loan Agreements), including, without limitation, all obligations owing under and in respect of the Amendment, the Additional Interest Notes (as defined in the Amendment) and all instruments documents and agreements executed in connection therewith;

e. acknowledges and confirms that a breach by Biovest under the Amendment shall constitute an Event of Default under the Existing Loan Agreements; and

f. releases, remises, acquits and forever discharges Agent and each Creditor Party and Agent’s and each Creditor Party’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Loan Agreements, the Amendment, the Additional Interest Notes (as defined in the Amendment) and any other document, instrument or agreement made by the undersigned in favor of Agent or any Creditor Party, in each case arising prior to and including the date of execution hereof.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Ratification Agreement on the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOVAX, INC., as a Subsidiary Guarantor

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

AUTOVAXID, INC., as a Subsidiary Guarantor

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOLENDER, LLC, as a Subsidiary Guarantor

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest International, Inc. - Sole Member

BIOLENDER II, LLC, as a Subsidiary Guarantor

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest International, Inc. - Sole Member

ACCENTIA BIOPHARMACEUTICALS, INC., as Parent Guarantor

		By:	/s/ James A. McNulty
		Name:	James A. McNulty, CPA
		Title:	Secretary/Treasurer

REVIMMUNE LLC, as Limited Guarantor

		By:	/s/ Francis E. O’Donnell, Jr.
		Name:	Francis E. O’Donnell, Jr., M.D.
		Title:	Manager

Acknowledged and Agreed to by:

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	/s/ Soondra Apparoo
Name:	Soondra Apparoo
Title:	Authorized Signatory

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory